Exhibit 99.1
Owlet Announces Fourth Quarter and Full Year 2024 Results
LEHI, Utah--(BUSINESS WIRE)-- Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT), the pioneer of smart infant monitoring, today reports financial results for the fourth quarter and full year ended December 31, 2024. Owlet’s Chief Executive Officer and Co-Founder, Kurt Workman, President and Chief Revenue Officer, Jonathan Harris, and Chief Financial Officer, Amanda Twede Crawford, will host a conference call to review the Company’s results and provide a business update today, March 4, 2025, at 4:30 p.m. ET.
Q4 2024 Financial Highlights
•Q4 Revenue of $20.5 million, compared to $21.0 million in Q4 2023. Excluding the revenue impact from the prior year Amazon distribution partner transition, which shifted $6 million of revenue from Q3 to Q4 2023, revenue was up 37% compared to Q4 2023
•Q4 Gross Margin of 53.5%, up 650 basis points from Q4 2023
•Q4 Net Loss of $(9.1) million, compared to $(6.9) million in Q4 2023
•Q4 Adjusted EBITDA of $0.5 million, improving $1.2 million compared to Q4 2023
Full Year 2024 Financial Highlights
•FY 2024 Revenue of $78.1 million, up 45% from 2023
•FY 2024 Gross Margin of 50.4%, up 850 basis points from 2023
•FY 2024 Net Loss of $(12.5) million, compared to $(32.9) million in 2023
•FY 2024 Adjusted EBITDA of $(2.0) million, improving $14.3 million compared to 2023
“2024 was a pivotal year for Owlet, marking our strongest financial performance in company history,” said Kurt Workman, Owlet’s Chief Executive Officer and Co-Founder. “We finished the year strong with fourth quarter results that exceeded our guidance across all key metrics. We made significant progress in the year, including launching the first and only FDA-cleared baby monitoring device, expanding internationally, and capturing market share, positioning Owlet as a clear leader in connected pediatric health.”

Workman continued, “We continued our momentum entering 2025, launching Owlet360, our new subscription service leveraging Owlet’s massive pediatric health and sleep data set to deliver personalized, actionable insights to parents. Owlet360 represents a major step in our evolution into a comprehensive pediatric health platform, empowering families with the tools to bridge the gap between hospital and home care.”

Workman concluded, “Looking ahead, we remain focused on scaling our core business, positioning for the large medical reimbursement opportunity, and accelerating growth in the Owlet360 subscription business. With a differentiated product portfolio, growing adoption, and a clear vision for the future, we believe Owlet is well-positioned to drive long-term, profitable growth while making a significant impact on pediatric health worldwide. I couldn’t be prouder of our team’s achievements, and I’m excited for what’s ahead.”
Financial Results for the Fourth Quarter and Full Year Ended December 31, 2024
Fourth Quarter 2024 Results

Exhibit 99.1
Revenue for the fourth quarter of 2024 was $20.5 million. Excluding the revenue impact from the prior year Amazon distribution partner transition, which shifted $6 million of revenue from Q3 to Q4 2023, revenue was up 37% compared to Q4 2023.
Cost of revenue for the fourth quarter of 2024 was $9.5 million with a gross margin of 53.5%. Operating expenses were $18.4 million for the fourth quarter of 2024, compared to $13.0 million for the same period in 2023.

Operating loss and net loss were $7.4 million and $9.1 million, respectively, for the fourth quarter of 2024, compared to $3.1 million and $6.9 million, respectively, for the fourth quarter of 2023.
Adjusted EBITDA was $0.5 million for the fourth quarter of 2024, an improvement of $1.2 million compared to adjusted EBITDA loss of $0.7 million for the fourth quarter of 2023.
Net loss per share was $0.63 for the fourth quarter of 2024, compared to net loss per share of $0.97 for the fourth quarter of 2023. Adjusted net loss per share was $0.07 for fourth quarter 2024, compared to adjusted net loss per share of $0.12 for the same period of 2023.
Full Year 2024 Results
For fiscal year 2024, revenue was $78.1 million, compared to $54.0 million for fiscal year 2023.
Cost of revenue for the fiscal year 2024 was $38.7 million, compared to $31.4 million for fiscal year 2023.
For fiscal year 2024, gross margin was 50.4%, compared to 41.8% for fiscal year 2023.
Operating expenses for fiscal year 2024 were $59.5 million, compared to $51.2 million for the 2023 fiscal year.

Operating loss and net loss for fiscal year 2024 were $20.2 million and $12.5 million, respectively, compared to $28.6 million and $32.9 million, respectively, for the 2023 fiscal year.
EBITDA loss for fiscal year 2024 was $8.6 million, compared to $28.9 million for fiscal year 2023.
Adjusted EBITDA loss for fiscal year 2024 was $2.0 million, compared to $16.3 million for the 2023 fiscal year.

Net loss per share for fiscal year 2024 was $1.57, compared to $4.53 for fiscal year 2023. Adjusted net loss per share was $0.36 for fiscal year 2024, compared to $(2.46) for fiscal year 2023.
2025 Financial Outlook

Exhibit 99.1
For the full year 2025, we expect revenue in the range of $88 million to $92 million, gross margins in the range of 50% to 52%, and we are striving to achieve adjusted EBITDA profitability for the full year 2025.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s expected financial performance, including the Company’s financial outlook, growth prospects and future operational efficiencies or results and expected market acceptance. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, (i) the Company’s limited operating history and ability to continue as a going concern; (ii) the Company’s ability to manage its growth and competition; (iii) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the FDA and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (iv) the Company’s reliance on mobile applications; (v) reliance on a limited number of retailers and reliance on a single manufacturer;(vi) the Company’s ability to source key materials; (vii) the Company’s ability to enhance future operating and financial results or obtain additional financing to continue as a going concern; (viii) Owlet’s ability to obtain additional financing in the future, as well risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (ix) the ability of Owlet to implement strategic initiatives, reduce costs, grow revenues, develop and launch new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences and retail trends; (x) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (xi) changes in applicable laws or regulations; (xii) impact of and disruption to Owlet’s business, financial condition, operations, supply chain

Exhibit 99.1
and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, tariffs or trade restrictions, social unrest, hostilities, natural disasters or other catastrophic events; (xii) adverse impacts from other changes in discretionary consumer spending and consumer preferences; and (xiii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2024 and September 30, 2024 and as any such factors may be updated from time to time in the Company’s other filings with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2024. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share.
The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share provide a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.
The Company’s non-GAAP financial measures should not be considered as an alternative to net loss or net loss per share as a measure of financial performance or any other performance

Exhibit 99.1
measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
EBITDA is defined as net loss adjusted for income tax provision and interest expense, net, depreciation and amortization, and impairment of intangible assets related to internally developed software.
Adjusted EBITDA is defined as net loss adjusted for income tax provision, interest expense, net, depreciation and amortization, impairment of intangible assets related to internally developed software, common stock warrant liability adjustments, stock-based compensation, transaction costs, charges related to certain legal matters, and restructuring costs.
Adjusted net loss is defined as net loss adjusted for common stock warrant liability adjustments, stock-based compensation, transaction costs, charges related to certain legal matters, impairment of intangible assets related to internally developed software, and restructuring costs. Adjusted net loss per share is defined as adjusted net loss divided by weighted-average shares of common stock.
EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use EBITDA, adjusted EBITDA, adjusted net loss and adjusted net loss per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.
A reconciliation of the Company’s guidance with respect to non-GAAP financial measures to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, the amounts of which could be material.
Conference Call and Webcast Information
Owlet will host a conference call and audio webcast today, March 4, 2025, at 4:30 p.m. ET to discuss these results.
To access the conference call by telephone, please dial (833) 470-1428 (domestic) or (404) 975-4839 (international) and reference Access Code 492081. To listen to the conference call via live audio webcast and to access the accompanying presentation materials, please visit the Events section of Owlet’s Investor Relations website at investors.owletcare.com.

Exhibit 99.1
The archived webcast and presentation materials will also be available on Owlet’s Investor Relations website mentioned above.
About Owlet, Inc.
Owlet’s digital health infant monitoring platform is transforming the journey of parenting. The Company (NYSE: OWLT), a small-cap healthcare growth equity, offers FDA-authorized medical and consumer pediatric wearables and an integrated HD visual and audio camera that provide real-time data and insights to parents who safeguard health, optimize wellness, and ensure peaceful sleep for their children.

Since 2012, over two million parents worldwide have used Owlet’s platform contributing to one of the largest collections of consumer infant health and sleep data. The Company continues to develop software and digital data solutions to bridge the current healthcare gap between hospital and home and bring new insights to parents and caregivers globally. Owlet believes that every child deserves to live a long, happy, and healthy life.

To learn more, visit www.owletcare.com.

Exhibit 99.1
Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	December 31, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$20.2	$16.6
Restricted cash	0.4	—
Accounts receivable, net	12.1	14.0
Inventory	10.5	6.5
Prepaid expenses and other current assets	2.8	2.9
Total current assets	46.1	39.9
Property and equipment, net	0.1	0.4
Right of use assets, net	0.1	0.9
Intangible assets, net	1.0	2.2
Other assets	2.2	0.7
Total assets	$49.5	$44.1
Liabilities, Mezzanine Equity, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$11.3	$13.7
Accrued and other expenses	16.4	15.1
Current portion of deferred revenues	1.4	1.2
Line of credit	6.3	9.3
Current portion of long-term and other debt	1.4	5.9
Total current liabilities	36.8	45.1
Long-term debt, net	4.0	—
Common stock warrant liabilities	25.3	27.8
Other long-term liabilities	0.2	0.9
Total liabilities	66.3	73.8
Total mezzanine equity	12.9	7.9
Total stockholders’ deficit	(29.8)	(37.5)
Total liabilities, mezzanine equity, and stockholders’ deficit	$49.5	$44.1

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	Year Ended December 31,
	2024	2023
Net cash used in operating activities	$(11.7)	$(23.5)
Net cash used in investing activities	(0.8)	(0.1)
Net cash provided by financing activities	16.6	28.9
Net change in cash, cash equivalents, and restricted cash	$4.1	$5.3
1 Amounts may not sum due to rounding

Exhibit 99.1
Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues	$20.5	$21.0	$78.1	$54.0
Cost of revenues	9.5	11.1	38.7	31.4
Gross profit	11.0	9.9	39.3	22.6
Operating expenses:
General and administrative	11.8	6.9	34.0	27.3
Sales and marketing	4.0	3.8	15.8	13.5
Research and development	2.5	2.3	9.8	10.3
Total operating expenses	18.4	13.0	59.5	51.2
Operating loss	(7.4)	(3.1)	(20.2)	(28.6)
Other income (expense):
Interest expense, net	(1.4)	(0.2)	(1.6)	(3.2)
Common stock warrant liability adjustment	(0.2)	(3.6)	9.3	(0.9)
Other income (expense), net	—	—	0.1	(0.1)
Total other income (expense), net	(1.6)	(3.8)	7.7	(4.3)
Loss before income tax provision	(9.0)	(6.9)	(12.5)	(32.9)
Income tax provision	—	—	(0.1)	—
Net loss and comprehensive loss	(9.1)	(6.9)	(12.5)	(32.9)
Accretion on convertible preferred stock	(0.8)	(1.3)	(4.9)	(4.6)
Accretion on redeemable common stock	—	—	—	—
Allocation of net loss attributable to redeemable common stockholders	0.4	—	0.3	—
Net loss attributable to redeemable common stockholders	(0.3)	—	(0.2)	—
Net loss attributable to common stockholders	$(9.6)	$(8.2)	$(17.2)	$(37.5)
Net loss per share attributable to common stockholders, basic and diluted	$(0.63)	$(0.97)	$(1.57)	$(4.53)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	15,108,332	8,467,028	10,951,270	8,276,481
Net loss per share attributable to redeemable common stockholders, basic and diluted	$(0.59)	$—	$(1.42)	$—
Weighted-average number of shares outstanding used to compute net loss per share attributable to redeemable common stockholders, basic and diluted	562,500	—	172,131	—
1 Amounts may not sum due to rounding

Exhibit 99.1
Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP net Loss	$(9.1)	$(6.9)	$(12.5)	$(32.9)
Income tax provision	—	—	(0.1)	—
Interest expense, net	1.4	0.2	1.6	3.2
Depreciation and amortization	0.1	0.1	0.5	0.8
Impairment of intangible assets related to internally developed software	—	—	1.9	—
Non-GAAP EBITDA	$(7.5)	$(6.6)	$(8.6)	$(28.9)
Common stock warrant liability adjustment	0.2	3.6	(9.3)	0.9
Stock-based compensation	1.6	2.3	8.6	9.9
Transaction costs	—	—	0.4	1.7
Charges related to certain legal matters	6.2	—	6.2	—
Restructuring costs	—	—	0.8	—
Non-GAAP Adjusted EBITDA	$0.5	$(0.7)	$(2.0)	$(16.3)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP net loss	$(9.1)	$(6.9)	$(12.5)	$(32.9)
Non-GAAP adjustments:
Common stock warrant liability adjustment	0.2	3.6	(9.3)	0.9
Stock-based compensation	1.6	2.3	8.6	9.9
Transaction costs	—	—	0.4	1.7
Charges related to certain legal matters	6.2	—	6.2	—
Impairment of intangible assets related to internally developed software	—	—	1.9	—
Restructuring costs	$—	$—	$0.8	$—
Non-GAAP adjusted net income (loss)	$(1.0)	$(1.0)	$(4.0)	$(20.3)
Non-GAAP adjusted net income (loss) per share	$(0.07)	$(0.12)	$(0.36)	$(2.46)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	15,108,332	8,467,028	10,951,270	8,276,481
1 Amounts may not sum due to rounding

Exhibit 99.1

Investor Relations: ir@owletcare.com
Media: pr@owletcare.com

Source: Owlet, Inc.